Exhibit 5.1

OPINION AND CONSENT OF DAVID E. MARTIN

January 23, 2014

Progenics Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, New York 10591

Ladies and Gentlemen:

As General Counsel of Progenics Pharmaceuticals, Inc., I have acted as such in connection with the filing by the Company with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-3 under the U.S. Securities Act of 1933, as amended, relating to the possible offering(s) by the Company from time to time of up to $150,000,000 aggregate gross proceeds of Common Stock, Preferred Stock, Debt Securities, warrants or other rights to acquire securities of the Company (Rights) and/or units consisting of some or all of the foregoing (Units) of the Company as described therein, which together or separately are sometimes referred to herein as Securities. The Registration Statement provides that Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements to the prospectus included in the Registration Statement.

I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and directors, officers and other representatives of the Company, including the Registration Statement, the Amended and Restated Certificate of Incorporation (Charter) of the Company and its By-laws as amended to date, and such other documents, instruments, agreements and representations as I have deemed necessary or appropriate as a basis for the opinions expressed below.

Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth below, it is my opinion that:

1. Shares of Common Stock, when (i) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (x) the provisions of an applicable valid and binding purchase, subscription, underwriting or other similar agreement or (y) upon conversion or exchange of Debt Securities or Preferred Stock or exercise of Rights as contemplated by the Registration Statement and applicable Prospectus Supplement, (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of the consideration therefor established as provided below and (iii) countersigned by the Company’s transfer agent, will be legally issued, fully paid and nonassessable.

2. Shares of Preferred Stock, when (i) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (x) the provisions of an applicable valid and binding purchase, subscription, underwriting or other similar agreement or (y) upon conversion or exchange of Debt Securities or exercise of Rights as contemplated by the Registration Statement and applicable Prospectus Supplement, (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of the consideration therefor established as provided below and (iii) countersigned by the Company’s transfer agent, will be legally issued, fully paid and nonassessable.

3. Debt Securities, when (i) duly executed by the Company and authenticated by the relevant Trustee in accordance with the provisions of an Indenture authorized, executed and delivered as provided below, (ii) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (iii) delivered to the purchaser or purchasers thereof against receipt by the Company of the consideration therefor established as provided below, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. Warrants or other Rights, when (i) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable valid and binding warrant or other rights agreement and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of the consideration therefor established as provided below, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. Units, when (i) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable valid and binding unit agreement and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of the consideration therefor established as provided below, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and applicable Prospectus Supplement:

(a) the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 promulgated under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(b) an appropriate Prospectus Supplement describing the Securities offered thereby shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(c) (i) the Company’s Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (x) duly established the terms of the Securities (and in the case of Units, the Securities that are components thereof) including the consideration therefor (which in the case of Common or Preferred Stock shall be at a price per share not less than the per share par value thereof) and (y) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation in accordance with the Delaware General Corporation Law); (ii) any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance, and such authorizations and actions have not been rescinded; and (iii) the resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company;

(d) the definitive terms of each class and series of the Securities not currently provided for in the Registration Statement or the Company’s Charter, and the terms of the issuance and sale of the Securities, (i) shall have been duly established in accordance with all applicable law, the Company’s Charter and Bylaws, authorizing resolutions of the Board of Directors, any applicable Indenture and/or purchase, subscription, underwriting, warrant or other rights, unit and/or other relevant agreement(s) relating to the terms and the offer and sale of the Securities and reflected in appropriate documentation, and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) shall not, and the execution and delivery by the Company of, and the performance of its obligations under, the relevant foregoing documents will not, violate any applicable law or public policy or violate or constitute a default or breach under any (w) of the foregoing documents, instruments or agreements (subject to the further assumption that they have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), (x) other agreement or instrument binding upon the Company, (y) judicial or regulatory order or decree of any governmental authority, or (z) consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(e) upon issuance of shares of Common or Preferred Stock, including upon exercise, conversion or exchange of Securities, the total number of shares of Common Stock and Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Charter;

(f) the interest rate on Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law;

(g) the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of Units, the Securities that are components thereof) and any certificates representing the same shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;

(h) any relevant Indenture and trustee thereunder shall have been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and such Indenture and/or any relevant purchase, subscription, underwriting, warrant or other rights, unit and/or other agreement shall have been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company);

(i) the Securities shall be issued and sold in compliance with all applicable U.S. federal and state and non-U.S. law, including securities and blue sky laws, and solely in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(j) if the Securities are to be sold in a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other party(ies) thereto;

(k) each agreement or contract referred to herein but not filed as an exhibit to the Registration Statement as of the date hereof shall be governed by the laws of the State of New York; and

(l) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Opinions herein as to enforceability of obligations of the Company are subject to, and I express no opinion on, (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally; (ii) general principles of equity, including concepts of materiality, reasonableness and good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law); (iii) the discretion of the court or other body before which any proceeding may be brought; (iv) public policy considerations which may limit the rights of parties to obtain remedies; (v) waivers of any usury defense contained in a relevant Indenture or Debt Securities which may be unenforceable; (vi) acceleration provisions which may affect the ability to collect any portion of the stated principal amount of Debt Securities which might be determined to constitute unearned interest thereon, (vii) the creation, validity, attachment, perfection or priority of any security interest or lien, (viii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (ix) requirements that a claim with respect to Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (x) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

I express no opinion as to the validity, legally binding effect or enforceability of any provision of any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts. In addition, I express no opinion as to the enforceability of indemnification or contribution provisions contained in any agreement or instrument to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of U.S. federal or state securities or blue sky laws.

I am a member of the Bar of the State of New York, and in expressing the foregoing opinions am not passing upon the laws of any jurisdiction other than the State of New York and the Delaware General Corporation Law. My opinions herein are limited to the laws of the State of New York that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. While I am not engaged in practice in the State of Delaware, I am generally familiar with the Delaware General Corporation Law and my opinions with respect to matters concerning such Law are based on my reading of standard published compilations. The Registration Statement provides that Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to laws, rules and regulations referred to herein as in effect on the date hereof, all of which are subject to change with possible retroactive effect. This opinion is furnished in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and I express no opinion as to any matter other than the legality of the Securities.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ David E. Martin

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